Exhibit 10.15

Notice of Award

RESEARCH PROJECT Department of Health and Human Services National Institutes of Health	Issue Date:09/30/2009
NATIONAL INSTITUTE ON DRUG ABUSE

THIS AWARD IS ISSUED UNDER THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 AND IS SUBJECT TO SPECIAL HHS TERMS AND CONDITIONS AS REFERENCED IN SECTION III

Grant Number: 1RC2DA028984-01

Principal Investigator(s):
AUDRA L STINCHCOMB (contact), PHD
Lynn Webster, MD

Project Title: Transdermal Cannabinoid Prodrug Treatment for Cannabis Withdrawal and Dependence

Dr. Stinchcomb, Audra , PhD
Chief Scientific Officer
2277 Thunderstick Drive
Lexington, KY 40505

Award e-mailed to: astin2@email.uky.edu

Budget Period: 09/30/2009 - 08/31/2010
Project Period: 09/30/2009 - 08/31/2011

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $2,080,746 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to ALLTRANZ, INC. in support of the above referenced project.  This award is pursuant to the authority of 42 USC 241 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release or other document that cites results from NIH grant-supported research must include an acknowledgment of NIH grant support and disclaimer such as “The project described was supported by Award Number RC2DA028984 from the National Institute On Drug Abuse.  The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institute On Drug Abuse or the National Institutes of Health.”

Award recipients are required to comply with the NIH Public Access Policy.  This includes submission to PubMed Central (PMC), upon acceptance for publication, an electronic version of a final peer-reviewed, manuscript resulting from research supported in whole or in part, with direct costs from National Institutes of Health.  The author’s final peer-reviewed manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process.  For additional information, please visit http://publicaccess.nih.gov/.

Award recipients must promote objectivity in research by establishing standards to ensure that the design, conduct and reporting of research funded under NIH-funded awards are not biased by a conflicting financial interest of an Investigator.  Investigator is defined as the Principal Investigator and any other person who is responsible for the design, conduct, or reporting of NIH-funded research or proposed research, including the Investigator’s spouse and dependent children.  Awardees must have a written administrative process to identify and manage financial conflict of interest and must inform Investigators of the conflict of interest policy and of the Investigators’ responsibilities.  Prior to expenditure of these awarded funds, the Awardee must report to the NIH Awarding Component the existence of a conflicting interest and within 60 days of any new conflicting interests identified after the initial report.  Awardees must comply with these and all other aspects of 42 CFR Part 50, Subpart F. These requirements also apply to subgrantees, contractors, or collaborators engaged by the Awardee under this award.  The NIH website http://grants.nih.gov/grants/policy/coi/index.htm provides additional information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Pamela G. Fleming
Grants Management Officer
NATIONAL INSTITUTE ON DRUG ABUSE

Additional information follows

SECTION I - AWARD DATA - 1RC2DA028984-01

Award Calculation (U.S. Dollars)
Salaries and Wages	$141,200
Fringe Benefits	$38,123
Consultant Services	$59,875
Equipment	$356,038
Supplies	$126,689
Travel Costs	$27,859
Other Costs	$3,200
Consortium/Contractual Cost	$784,890
Federal Direct Costs	$1,537,874
Federal F&A Costs	$542,872
Approved Budget	$2,080,746
Federal Share	$2,080,746
TOTAL FEDERAL AWARD AMOUNT	$2,080,746
AMOUNT OF THIS ACTION (FEDERAL SHARE)	$2,080,746

SUMMARY TOTALS FOR ALL YEARS

YR	THIS AWARD	CUMULATIVE TOTALS
1	$2,080,746	$2,080,746
2	$1,932,519	$1,932,519

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:
CFDA Number:	93.701
EIN:	1260389433A1
Document Number:	RDA028984Z
Fiscal Year:	2009

IC	CAN	2009	2010
DA	8484901	$2,080,746	$1,932,519

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:

PCC: MF/MKP / OC: 414A / Processed: PFLEMING 09/29/2009

SECTION II - PAYMENT/HOTLINE INFORMATION - 1RC2DA028984-01

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1RC2DA028984-01

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.                                      The grant program legislation and program regulation cited in this Notice of Award.

b.                                      Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.

c.                                       45 CFR Part 74 or 45 CFR Part 92 as applicable.

d.                                      The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.                                       This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)

ARRA TERM OF AWARD: This award is subject to the HHS-Approved Standard Terms and Conditions for the American Recovery and Reinvestment Act of 2009.  Approved text for NIH awards can be found at http://grants.nih. gov/grants/policy/NIH_HHS_ARRA_Award_Terms.pdf.  Recipients should pay particular attention to the special quarterly reporting requirements required by Section 1512 of the Recovery Act as specified in Term #2.

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory.  For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

Treatment of Program Income:

Additional Costs

SECTION IV - DA Special Terms and Conditions - 1RC2DA028984-01

This award is restricted in its entirety.  This restriction may only be lifted by a revised notice of grant award.

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Restriction: Funds included in this award for research involving live vertebrate animals are restricted and may not be used for any other purpose without the written prior approval of the NIH awarding component.  Under governing PHS Policy no funds may be drawn down from the payment system and no obligations made against federal funds for research involving live vertebrate animals prior to approval by the Office of Laboratory Animal Welfare (OLAW) of an Animal Welfare Assurance in accordance with the PHS Policy on Humane Care and Use of Laboratory Animals.  This restriction applies to the applicant organization and all performance sites (e.g., collaborating institutions, sub-contractors, sub-grantees) lacking OLAW-approved Assurances, whether domestic or inter-institutional.  If the applicant organization does not have an Animal Welfare Assurance and the animal work will be conducted at an institution with an Assurance, the grantee must obtain an Inter-institutional Assurance from OLAW.  Animal Welfare Assurances must be submitted to OLAW not later than November 30, 2009.  Failure to submit the Animal Welfare Assurance to OLAW within the required timeframe or to otherwise comply with the above requirements can result in suspension and/or termination of this award, withholding of support, audit disallowances, and/or other appropriate action.

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Pending the establishment of a negotiated Facilities and Administrative (F&A) rate, this award provides an allowance of F&A costs of 10% salaries and wages.  Upon negotiation of a rate, this award will be adjusted downward if the rate is lower; if higher, additional funds will be provided (if available).

The timeline to submit the required F&A rate proposal is 90 days from the issuance of this Notice of Grant Award.

If your organization is non-profit, immediately contact your Federal agency or the HHS Division of Cost Allocation (DCA) for assistance.  Information may be found at the following website for DCA: http://g rants2.nih.gov/grants/policy/nihg ps_2003/NIHGPS_Part14.htm

If your organization is for-profit, immediately contact Ms.  Ruth Bishop, Office of Acquisition Management and Policy, NIH, at (301) 496-2444, for assistance.
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This award includes funds awarded for consortium activity with LifeTree Clinical Research, AniClin, BioReliance, Xenometrics and Sinclair.  Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS).  The referenced section of the NIH Grants Policy Statement is available at http://grants1 .nih.gov/grants/policy/nihgps_2003/NIHGPS_Part12.htm#_Toc54600251, pages 224-227.

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The following principal investigators (PIs) are associated with this project: Lynn Webster, MD, PI, Life Tree Clinical Research.  Dr. Stinchcomb is the contact PI for correspondence purposes.

Prior Approvals: Consistent with NOT-OD-06-054, (http://grants.nih.gov/grants/guide/notice-files/NOT-OD-06-054.html), as this grant has multiple Principal Investigators (PIs), although the signatures of the PIs are not required on prior approval requests submitted to the agency, the grantee institution must secure and retain the signatures of all of the PIs within their own internal processes.

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None of the funds in this award shall be used to pay the salary of an individual at a rate in excess of the current salary cap.  Therefore, this award and/or future years are adjusted accordingly, if applicable.  Current salary cap levels can be found at the following: http://grants2.nih.gov/grants/policy/salcap_summary.htm

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The award amount for the current year is based upon IRG/Council recommendations, cost analysis, program priorities and availability of funds.  Future year levels were calculated not to exceed a 3% incremental increase in recurring costs.

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All grantees must acknowledge funding received from the National Institute on Drug Abuse at the National Institutes of Health when issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing projects or programs funded in whole or in part with NIDA money. (NIH Grants Policy Statement, Part II, Page 114- Rights in Data (Publication and Copyrighting), December 2003).

In conjunction with this requirement, in order to most effectively disseminate research results, advance notice should be given to NIDA that research finds are about to be published so that we may coordinate accurate and timely release to the media.  This information will be embargoed until the publication date.  Any press notification should be coordinated with the NIDA Press Officer who can be reached at (301) 443-6245.

We strongly encourage all of our grantees to register in the eRA Commons.  The eRA Commons provides grantees with the ability to electronically submit; e-SNAP applications, No cost extensions, Just in Time documents, Financial Status Reports, Final Progress Reports, and allows grantees to register to become e-mail enabled to receive Notice of Grant Awards (NGA).

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions.  The Program Official is responsible for the scientific, programmatic and technical aspects of this project.  These individuals work together in overall project administration.  Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist.  Requests may be made via e-mail.

Grants Management Specialist: Yinka Abu

Email: abuy@mail.nih.gov Phone: 301-443-6710 Fax: 301-443-6710

Program Official: Moo Kwang Park

Email: MP264A@NIH.GOV Phone: (30l) 443-9813

SPREADSHEET SUMMARY

GRANT NUMBER: 1RC2DA028984-01

INSTITUTION: ALLTRANZ, INC.

Budget	Year 1	Year 2
Salaries and Wages	$141,200	$109,101
Fringe Benefits	$38,123	$29,460
Consultant Services	$59,875	$64,625
Equipment	$356,038
Supplies	$126,689	$23,000
Travel Costs	$27,859	$21,430
Other Costs	$3,200	$3,200
Consortium/Contractual Cost	$784,890	$1,502,423
TOTAL FEDERAL DC	$1,537,874	$1,753,239
TOTAL FEDERAL F&A	$542,872	$179,280
TOTAL COST	$2,080,746	$1,932,519